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                                                                   Exhibit 23.5


                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 26, 2000 relating to the financial statements and financial statement schedules of Consolidated Natural Gas Company as of December 31, 1999 and for the year ended December 31, 1999, which appear in Consolidated Natural Gas Company's Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                        /s/ PricewaterhouseCoopers
Pittsburgh, Pennsylvania
April 4, 2002